EXHIBIT 99.01

CCOM Group, Inc. Reports 2012 Third Quarter Results

HAWTHORNE, New Jersey (November 14, 2012) – CCOM Group, Inc. (name changed from Colonial Commercial Corp.) (“CCOM”) (OTCQB: “CCOM,” “CCOMP”), today announced its financial results for the three months and nine months ended September 30, 2012.

Results for the three months ended September 30, 2012 compared to results for the same period in 2011:

•	Sales decreased $9,747 to $21,357,739 from $21,367,486

•	Gross profit decreased 3.2% to $5,398,025 from $5,575,162

•	Selling, general and administrative expenses decreased 0.8% to $5,012,185 from $5,053,022

•	Operating income decreased 26.1% to $385,840 from $522,140

•	Net income decreased 29.4% to $282,858 from $400,528

•	Net income per share on a fully diluted basis decreased to $0.03 from $0.04 per share

Results for the nine months ended September 30, 2012 compared to results for the same period in 2011:

•	Sales increased 8.1% to $61,187,346 from $56,624,156

•	Gross profit increased 1.8% to $15,470,798 from $15,194,917

•	Selling, general and administrative expenses increased 1.6% to $15,447,642 from $15,202,146

•	Operating income increased $30,385 to $23,156 from $(7,229)

•	Net loss decreased 25.0% to $(274,753) from $(366,182)

•	Net loss per share on a fully diluted basis decreased to $(0.03) from $(0.04) per share

William Pagano, Chief Executive Officer of CCOM, said, “The Company’s third quarter results reflect an unanticipated decline in sales during the month of September compared to our experience in prior years. We believe this decline was related to a general economic slowdown in our region and not a result of a loss of market penetration. Looking toward the fourth quarter, we are assessing the impact of Hurricane Sandy upon our business. This was the most destructive event to occur in our region in many years. I am pleased to say that no Company personnel were injured and that the Company incurred no significant property loss. We are also seeing strong demand for residential and commercial electric generators and are examining the potential impact on our business of the repair and reconstruction of buildings damaged in the storm.”

About CCOM Group, Inc.

CCOM distributes heating, ventilating and air conditioning, (“HVAC”), equipment, parts and accessories, climate control systems, customized control panels, and plumbing and electrical supplies and equipment to professional contractors in the states of New York, New Jersey, Massachusetts, Connecticut and eastern Pennsylvania through its subsidiaries; Universal Supply Group, Inc., www.usginc.com, The RAL Supply Group, Inc., www.ralsupply.com, American/Universal Supply Division, www.ausupplyinc.com, and S&A Supply, Inc., www.sasupplyinc.com. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. The Company is headquartered in New Jersey, and, with its affiliates, operates out of 18 locations in its geographic trading area.  For more information on CCOM’s operations, products and/or services, please visit www.ccomgrp.com.

Safe Harbor Statement

The foregoing press release may contain statements concerning CCOM’s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. CCOM cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission.  These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in CCOM's periodic reports and registration statements filed with the Securities and Exchange Commission. CCOM undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

For further information, please contact William Pagano, Chief Executive Officer, or William Salek, Chief Financial Officer, at (973) 427-8224.
(Financial Highlights Follow)

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
	September 30, 2012	December 31, 2011
	(Unaudited)
Assets
Current assets:
Cash	$293,327	$271,697
Accounts receivable, net of allowance for doubtful accounts of $490,309 and $652,449, respectively	9,218,982	10,057,598
Inventory	13,273,357	12,035,597
Prepaid expenses and other current assets	1,292,323	1,413,531
Total current assets	24,077,989	23,778,423
Property and equipment	883,997	949,912
Goodwill	1,416,929	1,416,929
Other assets	276,480	428,532
	$26,655,395	$26,573,796
Liabilities and Stockholders' Equity
Current liabilities:
Borrowings under credit facility - revolving credit	$12,238,749	$11,991,407
Notes payable, current portion; includes related party notes of $382,009 and $32,009, respectively	747,933	384,630
Trade payables	5,819,795	5,681,928
Accrued liabilities	1,309,627	1,476,776
Income taxes payable	-	586
Total current liabilities	20,116,104	19,535,327
Convertible notes payable-related party	200,000	200,000
Notes payable, non-current portion; includes related party notes of $774,007 and $798,014, respectively	1,753,093	1,977,518
Total liabilities	22,069,197	21,712,845
Commitments and contingencies
Stockholders' equity:
Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 293,057 shares issued and outstanding, liquidation preference of $1,465,285	14,653	14,653
Common stock, $.05 par value, 20,000,000 shares authorized, 9,154,953 shares issued and outstanding	457,747	457,747
Additional paid-in capital	12,659,782	12,659,782
Accumulated deficit	(8,545,984)	(8,271,231)
Total stockholders' equity	4,586,198	4,860,951
	$26,655,395	$26,573,796

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	For The Three Months Ended		For The Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Sales	$21,357,739	$21,367,486	$61,187,346	$56,624,156
Cost of sales	15,959,714	15,792,324	45,716,548	41,429,239
Gross profit	5,398,025	5,575,162	15,470,798	15,194,917

Selling, general and administrative expenses, net	5,012,185	5,053,022	15,447,642	15,202,146
Operating income (loss)	385,840	522,140	23,156	(7,229)

Other income	52,696	56,810	161,288	198,374
Interest expense, net; includes related party interest of $17,913 and $15,350 for the three months ended September 30, 2012 and 2011, respectively, and $52,827 and $46,769 for the nine months ended September 30, 2012 and 2011, respectively	(155,678)	(178,422)	(459,197)	(557,327)
Net income (loss)	$282,858	$400,528	$(274,753)	$(366,182)

Income (loss) per common share:
Basic	$0.03	$0.04	$(0.03)	$(0.04)
Diluted	$0.03	$0.04	$(0.03)	$(0.04)

Weighted average shares outstanding:
Basic	9,154,953	9,154,953	9,154,953	8,179,129
Diluted	9,448,010	9,448,010	9,154,953	8,179,129

CCOM GROUP, INC. (FORMERLY COLONIAL COMMERCIAL CORP.) AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	For Nine Months Ended
	September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(274,753)	$(366,182)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	307,083	244,449
Depreciation	277,213	277,890
Net gain on disposal of fixed assets	(1,113)	(644)
Changes in operating assets and liabilities
Accounts receivable	531,533	(1,335,523)
Inventory	(1,237,760)	(1,394,220)
Prepaid expenses and other current assets	121,208	(323,252)
Other assets - noncurrent	152,052	(10,971))
Trade payables	137,867	307,970
Accrued liabilities	(167,149)	(109,950)
Income taxes payable	(586)	(2,360)
Net cash used in operating activities	(154,405)	(2,712,793)

Cash flows from investing activities:
Additions to property and equipment	(129,070)	(63,656)
Proceeds from disposal of property and equipment	2,600	4,383
Net cash used in investing activities	(126,470)	(59,273)

Cash flows from financing activities:
Repayments of notes payable; includes related party repayments of $874,007 and $224,007, respectively	(1,144,837)	(458,409)
Issuance of notes payable, related party	1,200,000	250,000
Issuance of common stock	-	2,250,000
Borrowings under credit facility - revolving credit, net	247,342	768,176
Net cash provided by financing activities	302,505	2,809,767
Increase in cash	21,630	37,701
Cash - beginning of period	271,697	75,390
Cash - end of period	$293,327	$113,091